UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2022.

CLEAN ENERGY TECHNOLOGIES, INC.

(Exact name of Company as specified in its charter)

Nevada	000-55656	20-2675800
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

2990 Redhill Avenue

Costa Mesa, CA 92626

(Address of principal executive offices)

Phone: (949) 273-4990

(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CETY	OTCQB

Item 1.01 Entry into a Material Definitive Agreement.

On December 14, 2202, CETY Capital , LLC, (“CETY Capital”) a wholly owned subsidiary of Clean Energy Technologies, Inc. (“CETY”) entered into to an Operating Agreement (the “Agreement”) with Synergy Bioproducts Corporation (“Synergy”) to establish Vermont Renewable Gas, LLC (the “Company”) to develop a pyrolysis plant (the “Project”). The plant is expect to convert approximately 10,000 tons/year of woody biomass feedstock into approximately 16,500 MWh electricity/year, 1,400 MT/year of biochar and 26,000 MM BTU/year of thermal energy by using high temperature ablative fast pyrolysis reactor. CETY holds an exclusive right to exploit the technology. CETY will provide services and products critical for the development of the project.

CETY Capital holds a 49 percent interest in the Company and has various rights to protect its interests as a minority member. In addition, CETY will hold positions on the Board of Managers. The Agreement provides other provisions commonly found in operating agreements of this nature.

The foregoing descriptions of the Agreement, does not purport to be complete and are qualified in their entirety by the full text of the form of the Operating Agreement which is filed as exhibits 10.162 to this Report on Form 8-K.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description

10.162	Form of Operating Agreement between CETY Capital LLC and Synergy Bioproducts Corporation, dated December 14, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Energy Technologies, Inc.

/s/ Kambiz Mahdi
By:	Kambiz Mahdi
Chief Executive Officer
Date:	December 15, 2022